Exhibit 99.1

XBP Europe Holdings, Inc. Completes Acquisition of Exela Technologies BPA, LLC, Creating a Global Business Process Automation Powerhouse

Acquisition results in over $900 million in combined annual Revenue, resulting in a Net Debt-to-EBITDA ratio of the combined company of approximately 3.5x

SANTA MONICA, CA and LONDON, U.K. July 30, 2025 – XBP Europe Holdings, Inc. (“XBP Europe”) (Nasdaq: XBP), a pan-European integrator of bills, payments, and related solutions and services, has finalized its acquisition of Exela Technologies BPA, LLC (“BPA”), a leading provider of business process automation solutions. The combined entity will operate under the new name XBP Global Holdings, Inc. (“XBP Global”), reflecting its expanded global footprint and capabilities.

This acquisition is expected to expand XBP Global’s annual revenue to over $900 million, with a workforce of approximately 11,000 employees across 19 countries. The company now serves more than 2,500 clients, including over 60 Fortune 100 companies.

“This development reflects our ambition to grow as a truly global technology and services powerhouse – a company with both regional strengths and a clear international identity. The acquisition creates a global, integrated platform with a referenceable, AI-powered solution suite, further strengthened by BPA’s improved balance sheet, which gives us significant momentum.” said Andrej Jonovic, CEO. “We are open for business and our teams will be reaching out to clients and prospects to share how this combination enhances our connected global brand and expands the value we deliver.”

Key Benefits of the Acquisition

-	Global Scale and Strategic Agentic AI Investments

With this acquisition, XBP Global reinforces its position as a multinational leader in business process automation — accelerating global expansion and deepening market presence across key markets. Simultaneously, the combined company has made substantial investments in artificial intelligence, deploying agentic AI-powered workflow solutions across key sectors such as healthcare, banking, and the public sector. These initiatives are already enhancing operational efficiency, reducing manual workloads, and delivering measurable value to clients worldwide. Together, global scale and AI innovation form the foundation of XBP Global’s strategy to drive digital transformation and redefine enterprise automation on a global stage.

-	Strengthened Financial Position

This transaction follows the significant strengthening of BPA’s financial position, resulting in a trailing Net Debt-to-Adjusted EBITDA ratio of the combined company of approximately 3.5x. BPA’s enhanced capital structure provides the right conditions to support organic growth and strategic initiatives.

As part of the transaction, XBP Europe issued approximately 81.8 million new shares of common stock resulting in the elimination of $1.1 billion of BPA’s secured debt under the court-approved plan of reorganization for BPA and its subsidiaries, with shares valued at $4.98 per share and equity valuation of $585.7 million for purposes of the plan. As a result, BPA and its subsidiaries successfully emerged from Chapter 11.

-	Enhanced Governance

Post-transaction, XBP Global’s ownership structure is more diversified, with a broader base of institutional shareholders. The company has also strengthened its corporate governance framework, with its Board of Directors remaining majority independent and now further enhanced with a new slate of highly experienced and independent members. This governance enhancement underscores XBP Global’s commitment to transparency, accountability, and long-term value creation for all stakeholders.

XBP Global is committed to a seamless integration process, leveraging the strengths of both organizations to deliver enhanced value and innovative solutions to clients globally.

The company will file a Form 8-K to provide additional details about the transaction. Key aspects of the acquisition have already been disclosed in previously filed reports.

About XBP Global

XBP Global Holdings, Inc. (“XBP Global”) is a multinational leader in business process automation, serving over 2,500 clients—including more than 60 Fortune 100 companies—across 19 countries with a workforce of approximately 11,000 employees. The name “XBP,” which stands for “exchange for bills and payments,” reflects its mission reflects the Company’s strategy to connect buyers and suppliers, across industries, including banking, healthcare, insurance, utilities and the public sector, to optimize clients’ bills and payments and related digitization processes. With the acquisition of Exela Technologies BPA, LLC, XBP Europe transformed into XBP Global, combining its legacy with expanded global reach, AI-driven capabilities, and a commitment to driving digital transformation worldwide.

Its proprietary software and deep domain expertise position it as a trusted technology and services partner. With cloud-based solutions and a global footprint, XBP Global delivers measurable value, improves advances digital transformation, improves market-wide liquidity by expediting payments, and promotes sustainable business practices.

For more information, please visit: www.xbpglobal.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements include financial forecasts, projections, and other statements about future operations, financial position, business strategy, market opportunities, and trends. Forward-looking statements can often be identified by terms such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast,” or similar expressions.

This press release includes forward-looking non-GAAP financial measures, such as projected Adjusted EBITDA and Net Debt. Adjusted EBITDA is defined as net income excluding interest, taxes, depreciation, amortization, and certain non-recurring items, while Net Debt is total debt minus cash and cash equivalents. The Company cannot reconcile these measures to their most comparable GAAP metrics — net income and total debt — without unreasonable effort, due to challenges in forecasting future interest, taxes, depreciation, and non-recurring items. These measures are provided for informational purposes only and should not be considered substitutes for financial measures prepared in accordance with GAAP.

All forward-looking statements are based on estimates, forecasts, and assumptions that are inherently uncertain and subject to risks and factors that could cause actual results to differ materially. These include, but are not limited to: (1) risks related to the acquisition, including the inability to realize anticipated benefits, disruptions to operations, and costs associated with the transaction; (2) legal proceedings; (3) failure to meet Nasdaq listing standards; (4) competition and market conditions; (5) economic, geopolitical, and regulatory changes; (6) challenges in retaining clients, employees, and suppliers; and (7) other risks detailed in XBP Europe’s filings with the SEC, including the “Risk Factors” section of its Annual Report on Form 10-K for 2025, filed on March 19, 2025, and the proxy statement for the 2025 annual meeting.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. XBP Global undertakes no obligation to update these statements, except as required by law. There is no assurance that XBP Global or its subsidiaries will achieve the results projected in these statements.

For more XBP Europe news, commentary, and industry perspectives, visit:

https://www.xbpeurope.com/

And please follow us on social:

X: https://X.com/XBPEurope

LinkedIn: https://www.linkedin.com/company/xbp-europe/

The information posted on XBP Europe’s website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in XBP Europe should monitor XBP Europe’s website and its social media accounts in addition to XBP Europe’s press releases, SEC filings and public conference calls and webcasts

Investor and/or Media Contacts:

investors@xbpeurope.com